certification

Eric Kane, Principal Executive Officer/President, and Brian Curley, Principal Financial Officer/Treasurer, of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                             Principal Financial Officer/Treasurer

Northern Lights Fund Trust III                                       Northern Lights Fund Trust III

/s/Eric Kane                                                               /s/ Brian Curley

Eric Kane                                                                    Brian Curley

Date: 3/10/2023                                                             Date: 3/10/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust III and will be retained by Northern Lights Fund Trust III and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.